UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2024

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	BLK	New York Stock Exchange
1.250% Notes due 2025	BLK25	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On June 30, 2024, BlackRock, Inc. (the “Company”) announced that it had entered into a share purchase agreement (the “Transaction Agreement”) to indirectly acquire, through one of its wholly owned subsidiaries, 100% of the business and assets of Preqin (“Preqin”), a leading independent provider of private markets data, for £2.55 billion (approximately $3.2 billion U.S. dollars) in cash (the “Transaction”). The Transaction is expected to close (the “Closing”) in the fourth quarter of 2024, subject to the satisfaction of certain regulatory approvals as described under Item 8.01 of this Current Report on Form 8-K.

A copy of the press release issued by the Company announcing the Transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company is also furnishing supplemental materials related to the Transaction as Exhibit 99.2, which will be used during a conference call and webcast with investors about the Transaction at 8:30 a.m., Eastern Time, on July 1, 2024.

Item 8.01.	Other Events.

Pursuant to the Transaction Agreement and related ancillary agreements, the Company will acquire the business and assets of Preqin by indirectly acquiring, through one of its wholly owned subsidiaries, 100% of the shares of Preqin Holding Limited for £2.55 billion (approximately $3.2 billion U.S. dollars) in cash. The Company intends to fund the consideration through up to $3.0 billion of incremental debt, as well as available cash. The Transaction is expected to close in the fourth quarter of 2024.

Consummation of the Transaction is subject to the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of specified other regulatory approvals and customary closing conditions.

The Company and Preqin have each made customary representations, warranties and covenants in the Transaction Agreement, and the Transaction Agreement contains customary termination provisions. The Transaction Agreement also contains customary indemnification obligations for transactions of this type.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release announcing the Transaction, dated June 30, 2024

99.2	Investor Presentation – Acquisition of Preqin

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

	By:	/s/ R. Andrew Dickson III
Date: July 1, 2024		R. Andrew Dickson III
Managing Director and Corporate Secretary